UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 29, 2024

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On January 29, 2024, Whirlpool Corporation issued a press release providing information regarding earnings for the fourth quarter and full year of 2023. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

As previously disclosed, Whirlpool Corporation (the "Company") has reorganized its current operating segment structure to better represent the revised structure within our portfolio transformation, including a greater focus on our strong value-creating small domestic appliance business. Effective January 1, 2024, the Company implemented this change to align with the Company's new operating structure, consistent with how the Company’s Chief Operating Decision Maker evaluates performance and allocates resources in accordance with ASC 280, Segment Reporting. Going forward the Company will conduct its business through five operating segments, which consist of Major Domestic Appliances (“MDA”) North America; MDA Europe, MDA Latin America; MDA Asia; and Small Domestic Appliances (“SDA”) Global.
The MDA Europe business will be deconsolidated upon the completion of the previously disclosed European contribution agreement transaction with Arcelik, and it does not qualify for reporting as discontinued operations. Under the terms of the agreement, Whirlpool will contribute its European major domestic appliance business, and Arcelik will contribute its European major domestic appliance, consumer electronics, air conditioning, and small domestic appliance businesses into the newly formed entity of which Whirlpool will own 25% and Arcelik 75%, subject to an adjustment mechanism based on certain financial matters. Following the closing of the transaction we account for the remaining interest of 25% under equity method accounting.

The Company updated its investor relations website to present selected historical, unaudited quarterly financial information that reflects the realignment of its external segment reporting. The historical financial information is available at http://investors.whirlpoolcorp.com, and as an exhibit to this Current Report on Form 8-K.

Unaudited Historical Operating Segment Data

Exhibit 99.2 to this Current Report on Form 8-K provides unaudited summary financial information reflecting the realignment of the Company's operating segments on the Company's historical segment results. This information remains subject to additional adjustments which may arise as we finalize the new reporting structure. Investors are cautioned that this information is unaudited, and as such has not been subject to the more rigorous standards of review for our filed financial statements. Additionally, our independent registered public accounting firm has not audited, reviewed, compiled or applied agreed-upon procedures with respect to this information and, accordingly, does not express an opinion or any other form of assurance with respect thereto.
The changes in the segment structure affect only the manner in which the results for the Company's operating segments were previously reported. The historical segment information provided under the new segment structure has no other impact on the Company's previously reported Consolidated Financial Statements or Consolidated Condensed Financial Statements.
The information in this Current Report on Form 8-K, including Exhibit 99.2, should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the Securities and Exchange Commission on February 10, 2023, and subsequent Quarterly Reports on Form 10-Q.
The information in this Form 8-K, including the Exhibits hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit

Exhibit 99.1	Press Release dated January 29, 2024
Exhibit 99.2	Historical Segment Financial Data (unaudited)
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2024                     WHIRLPOOL CORPORATION

                            By:     /s/ JAMES W. PETERS
                            Name:     James W. Peters
                            Title:     Executive Vice President and Chief Financial Officer